SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2004

PEREGRINE SYSTEMS, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-22209	95-3773312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3611 VALLEY CENTRE DRIVE, SAN DIEGO, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 481-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry Into a Material Definitive Agreement

                See Item 5.02 of this Current Report on Form 8-K regarding an amendment to Peregrine Systems, Inc.’s (the “Company”) employment agreement with Ken Sexton.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                Resignation of Ken Sexton as Chief Financial Officer and Executive Vice President of the Company

                Effective as of October 1, 2004, the Company and Ken Sexton entered into a letter agreement amending the amended employment agreement between the Company and Mr. Sexton.  Pursuant to the amendment, on October 31, 2004, Mr. Sexton resigned from his position as chief financial officer and executive vice president of the Company.  A copy of the letter agreement amending the amended employment agreement between the Company and Mr. Sexton is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

10.1	Letter Agreement, dated October 28, 2004 amending the Amended Employment Agreement effective as of June 24, 2002 between Peregrine Systems, Inc. and Ken Sexton.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2004	PEREGRINE SYSTEMS, INC.

	By:	/s/ Kevin Courtois
Kevin Courtois
Senior Vice President, General Counsel
and Secretary